Exhibit 10.3

RELEASE AGREEMENT

I, James V. Caruso, intending to be legally bound, acknowledge and agree as follows:

My employment as Executive Vice President, Chief Commercial Officer of Allos Therapeutics, Inc., a Delaware corporation (the “Company”), was terminated effective August 24, 2010 (the “Separation Date”).

The Company has agreed that if I sign this Release Agreement (this “Release”), following the Effective Date (as defined below) the Company will (i) pay me certain severance benefits pursuant to Section 12(d) of that certain Amended and Restated Employment Agreement, effective December 13, 2007, between myself and the Company, as amended by that certain First Amendment to Amended and Restated Employment Agreement, dated as of May 20, 2009 (collectively, the “Employment Agreement”), and (ii) extend the term during which I may exercise those portions of my outstanding stock options that were vested as of the Separation Date (as set forth on Exhibit A attached hereto) until August 24, 2011. For purposes of this Release, the benefits described in clauses (i) and (ii) of the immediately preceding sentence shall be collectively referred to herein as the “Separation Benefits.”

I understand that I am not entitled to the Separation Benefits unless I sign this Release and it becomes fully effective.  I understand that, regardless of whether I sign this Release, the Company will pay me all of my accrued salary and vacation through the Separation Date, to which I am entitled by law.

In consideration for the Separation Benefits, I hereby release the Company and its officers, directors, agents, attorneys, employees, shareholders, parents, subsidiaries, and affiliates from any and all claims, liabilities, demands, causes of action, attorneys’ fees, damages, or obligations of every kind and nature, whether they are now known or unknown, arising at any time prior to the date I sign this Release.  This general release includes, but is not limited to:  all federal and state statutory and common law claims, claims related to my employment or the termination of my employment or related to breach of contract, tort, wrongful termination, discrimination, wages or benefits, or claims for any form of equity or compensation.  Notwithstanding the release in the preceding sentence, I am not releasing any right of indemnification I may have for any liabilities arising from my actions within the course and scope of my employment with the Company.

If I am forty (40) years of age or older as of the Separation Date, I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the federal Age Discrimination in Employment Act of 1967, as amended (“ADEA”).  I also acknowledge that the consideration given for the waiver in the above paragraph is in addition to anything of value to which I was already entitled.  I have been advised by this writing, as required by the ADEA that:  (a) my waiver and release do not apply to any claims that may arise after my signing of this Release; (b) I should consult with an attorney prior to executing this Release; (c) I have twenty-one (21) days within which to consider this Release (although I may choose to voluntarily execute this Release earlier); (d) I have seven (7) days following the execution of this release to revoke the Release; and (e) this Release will not be effective until the eighth day after this Release has been signed both by me and by the Company (“Effective Date”).

Acknowledged and Agreed:

JAMES V. CARUSO

/s/ James V. Caruso

Date:	10-21-10

Accepted:

ALLOS THERAPEUTICS INC.

By:	/s/ Marc H. Graboyes

Name:	Marc H. Graboyes

Title:	SVP, General Counsel

Date:	10/22/10

SIGNATURE PAGE TO RELEASE AGREEMENT

EXHIBIT A

SCHEDULE OF STOCK OPTIONS

Plan	Grant Date	Grant Type	Exercise Price	Total Shares Granted	Exercised / Cancelled	Vested and Exercisable (as of 8/24/10)
2006 Plan	06/05/2006	NQ	$3.13	350,000	290,000	60,000
2000 Plan	02/16/2007	NQ	$7.47	150,000	18,752	131,248
2000 Plan	02/25/2008	NQ	$6.12	150,000	59,376	90,624
2008 Plan	02/23/2009	ISO	$6.40	52,854	37,229	15,625
2008 Plan	02/23/2009	NQ	$6.40	90,598	52,429	38,169
2008 Plan	02/22/2010	ISO	$7.56	12,429	12,429	0
2008 Plan	02/22/2010	NQ	$7.56	89,871	89,871	0